Exhibit 99.2

ARES CAPITAL HIGHLIGHTS FEATURES OF ITS DIVIDEND REINVESTMENT
PLAN FOR FORMER ALLIED CAPITAL STOCKHOLDERS

NEW YORK, NY—April 1, 2010—Ares Capital Corporation (NASDAQ: ARCC) today announces certain aspects and features of its dividend reinvestment plan to former Allied Capital Corporation stockholders.

Former Allied Capital stockholders that held their shares through a bank, broker or other intermediary, may or may not be enrolled in the dividend reinvestment plan depending on their bank’s, broker’s or intermediary’s internal procedures.  Those stockholders should contact their bank, broker or other intermediary directly for details on whether they will participate in the dividend reinvestment plan and for instructions on how to “opt out” if they desire.

Former Allied Capital registered stockholders (those who held their shares directly with Allied Capital’s transfer agent) will be automatically enrolled in Ares Capital’s dividend reinvestment plan and any cash dividends Ares Capital declares will be automatically reinvested in additional shares of Ares Capital common stock rather than being paid to them in cash.  Those stockholders may elect to receive an entire cash dividend in cash by notifying Computershare, the plan administrator, in writing so that such notice is received by Computershare no later than the record date fixed by Ares Capital’s board of directors for the related cash dividend.

Stockholders whose cash dividends are reinvested in shares of Ares Capital common stock generally are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their dividends in cash.  Stockholders should consult with their own tax advisors to determine the consequences of not “opting out” of the dividend reinvestment plan.

Participants in the dividend reinvestment plan may elect to terminate their accounts by notifying Computershare via its website at www.computershare.com/investor, by filling out the transaction request form located at the bottom of their statement and sending it to Computershare at P.O. Box 43078, Providence, RI 02940-3078 or by calling Computershare’s hotline at 1-800-426-5523.

Ares Capital’s dividend reinvestment plan is summarized in more detail in the Joint Proxy Statement/Prospectus previously sent to Allied Capital stockholders.  In addition, a copy of the plan was filed as an exhibit to Ares Capital’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2009 and is available on the SEC’s website at www.sec.gov.  A copy can also be found in the dividend section on our website at www.arescapitalcorp.com.

About Ares Capital Corporation

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle-market companies.  Ares Capital Corporation invests primarily in first- and second-lien loans and mezzanine debt, which in some cases includes an equity component.  To a lesser extent, Ares Capital Corporation also makes equity investments.  Ares Capital Corporation is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment adviser and alternative asset investment management firm with approximately $37 billion in estimated pro forma committed capital under management as of March 31, 2010.  Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a Business Development

Company under the Investment Company Act of 1940. For additional information, please visit our website at www.arescapitalcorp.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital cautions readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.  Factors that may affect future results and condition are described in Ares Capital’s and Allied Capital’s filings with the SEC, each of which is available at the SEC’s web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively.  Ares Capital disclaims any obligation to update and revise statements made herein based on new information or otherwise.

CONTACT

Carl G. Drake

Ares Capital Corporation

(404) 814-5204